UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2016

QLT Inc.
(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2016, QLT Inc. (the “Company” or “QLT”) entered into a fifth amendment (the “Fifth Amendment”) to the employment agreement between the Company and Dr. Geoffrey Cox, dated October 24, 2014 as amended April 21, 2015, October 8, 2015, April 7, 2016 and June 17, 2016 (the “Employment Agreement”), to change the term of Dr. Cox’s employment as Interim Chief Executive Officer of the Company from twenty-four months to thirty months, expiring on April 22, 2017.  No other changes were made to the terms of the Employment Agreement. A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
10.1	Fifth Amendment to Employment Agreement between QLT Inc. and Dr. Geoffrey Cox, dated September 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

	By:	/s/ W. Glen Ibbott
	Name:	W. Glen Ibbott
	Title:	Chief Financial Officer
Date: September 16, 2016